SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 6, 2004


SCOTT'S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

     Colorado             001-13458                84-0920811
(State or other         (Commission           (I.R.S. Employer
 jurisdiction of         File Number)          Identification No.)
 incorporation)
4880 Havana Street      Denver, CO        80239
(Address of principal executive offices)  (Zip Code)



Registrant's telephone number: (303) 373-4860

Total pages: 6
Exhibit index at: 3

Item 7.	Financial Statements and Exhibits.
(c) Exhibits.
The following exhibit accompanies this Report
Exhibit No.     Document
99              Press Release dated May 6, 2004 concerning
                 results of operations.





Item 12.	Results of Operations and Financial Condition.

On May 6, 2004, Scott's Liquid Gold-Inc. announced in a press release its operating results for the first quarter of 2004.
The press release is attached as Exhibit 99.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SCOTT'S LIQUID GOLD-INC.
(Registrant)


/s/ Jeffry B. Johnson
--------------------------
By: Jeffry B. Johnson
    Chief Financial Officer
     and Treasurer
Date: May 6, 2004




EXHIBIT INDEX

Exhibit
Number      Document

99          Press Release dated May 6, 2004 concerning results
             of operations.





                                                    EXHIBIT 99
For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FIRST QUARTER OPERATING RESULTS

DENVER, Colorado (May 6, 2004) -- Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the first quarter of 2004.

For the three months ended March 31, 2004, net sales were $5,209,000 compared with net sales of $5,735,700 in the first quarter of the previous year. The Company reported a net loss of $350,800 or ($0.03) per share, in the most recent quarter, versus a net loss of $416,300, or ($0.04) per share, in the three months ended
March 31, 2003.

Mark E. Goldstein, Chairman of the Board and Chief Executive Officer of Scott's Liquid Gold-Inc., commented: "During the quarter the Company experienced a small increase in Scott's Liquid Gold for wood sales but experienced a decrease in our skin care products including the Montagne Jeunesse line of products. The loss was primarily due to slower sales of Montagne Jeunesse products in the first quarter of 2004 versus the same period in 2003."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web:
www.scottsliquidgold.com, www.alphahydrox.com,
www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860



 SCOTT'S LIQUID GOLD-INC.
& Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)


                                                Quarter ended March 31,
                                            -----------------------------
                                                 2004            2003
                                            -------------   -------------
                                              (Unaudited)     (Unaudited)

Net sales                                    $ 5,209,000     $ 5,735,700
Operating costs and expenses:
     Cost of sales                             2,750,600       2,858,000
     Advertising                                 463,700         809,000
     Selling                                   1,323,900       1,420,400
     General and administrative                  986,500       1,024,000
                                             -----------     ------------
                                               5,524,700       6,111,400
                                             -----------     -----------

Loss from operations                            (315,700)       (375,700)
Interest income                                   10,700          16,300
Interest expense                                 (45,800)        (56,900)
                                             -----------     -----------
                                                (350,800)       (416,300)

Income tax expense (benefit)                        -               -
                                             -----------     -----------
Net loss                                     $  (350,800)    $  (416,300)
                                             ===========     ===========

Loss per common share:
     Basic                                   $     (0.03)    $     (0.04)
                                             ===========     ===========
     Diluted                                 $     (0.03)    $     (0.04)
                                             ===========     ===========

Weighted average shares outstanding:
     Basic                                    10,356,000      10,153,100
                                             ===========     ===========
     Diluted                                  10,356,000      10,153,100
                                             ===========     ===========